As filed with the Securities and
Exchange Commission on July 25, 2001                      Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            IQ POWER TECHNOLOGY INC.
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             (Exact name of Registrant as specified in its charter)

            Canada                                      Not Applicable
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or organization)

                     Suite 708-A, 1111 West Hastings Street
                           Vancouver, British Columbia
                                 Canada V6E 2J3
                     Address of Principal Executive Offices


iQ Power Technology Inc. 1998 Stock Option Plan, As Amended (the "Option Plan")
    iQ Power Technology Inc. 2001 Stock Incentive Plan (the "Incentive Plan")
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                            (Full title of the plan)

                       Evergreen Corporate Services, Inc.
                             31635 36th Avenue S.W.
                       Federal Way, Washington 98023-2105
                     (Name and address of agent for service)
                                 (253) 838-4427
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          (Telephone number, including area code, of agent for service)

                                             CALCULATION OF REGISTRATION FEE
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Title of Each Class of              Amount to        Proposed Maximum Offering    Proposed Maximum Aggregate      Amount of
Securities to be Registered(1)    be Registered           Price Per Share               Offering Price        Registration Fee
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Common Shares under the
Option Plan                     1,499,000 shares            US$1.45(2)                  US$2,173,550              US$544.00

Common Shares under the
Incentive Plan                  1,500,000 shares            US$1.45(2)                  US$2,175,000              US$544.00

Total                           2,999,000 shares(3)                                     US$4,348,550             US$1,088.00
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(1) Common Shares, without par value, offered by the Registrant pursuant to the Plan described herein.
(2) The proposed maximum offering price per share and the registration fee were calculated in accordance with rule 457(c) and (h) based on the average high and low prices for the Registrant's common shares on July 19, 2001, as quoted on the NASD Over-The-Counter Bulletin Board Market, which was US$
     1.40 per share.
(3) An additional 1,949,000 common shares issuable upon conversion of options granted under the Registrant's 1998 Stock Option Plan, as amended, were previously registered pursuant to Registration Statement No. 333-84453 filed on August 4, 1999 and Registration Statement No. 333-54580 filed on January 30, 2001, for which filing fees of approximately $1,693.40 were paid.

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                                EXPLANATORY NOTES


On August 4,  1999,  iQ Power  Technologies  Inc.  (the  "Registrant"),  filed a
Registration Statement on Form S-8 (SEC File No. 333-84453) to register 1,918,000 common shares, no par value ("Common Shares"), issuable upon exercise of stock options granted by the Registrant under its 1998 Stock Option Plan, as amended, and on January 30, 2001, the Registrant filed a Registration Statement on Form S-8 (SEC File No. 333-54580) to register an additional 46,000 Common Shares issuable upon exercise of stock options granted by the Registrant under its second amendment to its 1998 Stock Option Plan, as amended as of such date (the "Option Plan").

The Registrant has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register the 1,499,000 additional shares of Common Shares issuable upon exercise of stock options that have been added to the Option Plan under amendment Number 3, and 1,500,000 Common Shares issuable by the Registrant under its 2001 Incentive Plan (the "Incentive Plan"). A total of 2,999,000 Common Shares are being registered on this Form S-8.


                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The Registrant will provide  documents  containing the information  specified in
Part 1 of Form S-8 to employees as specified by Rule 428(b)(1) under the Securities Act. Pursuant to the instructions to Form S-8, the Registrant is not required to file these documents either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The documents listed in (a) through (c) below are incorporated by reference in this registration statement.

     (a) The Registrant's latest annual report on Form 10-KSB filed on May 8, 2001, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant's latest annual report incorporated by reference herein pursuant to (a) above.

     (c) The description of the Registrant's securities contained in the Registrant's registration statement on Form 8-A filed with the Securities and Exchange Commission on May 21, 1999, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not Applicable

Item 5.  Interests of Named Experts and Counsel.

Gregory A. Sasges, a director and shareholder of the Registrant, is also a principal in the law firm of Werbes Sasges & Company, the Registrant's Canadian legal counsel. Werbes Sasges & Company has rendered an opinion in connection with the filing of this registration statement.

Item 6.  Indemnification of Directors and Officers.

The By-laws of the Registrant provide that, subject to the Canada Business Corporations Act (the "CBCA"), the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses reasonably incurred by him in respect of certain actions or proceedings to which he is made a party by reason of his office, if he met certain specified standards of conduct and shall also indemnify any such person in such other circumstances as the CBCA or law permits or requires.

Under the CBCA, except in respect of an action by or on behalf of the Registrant to procure a judgment in its favor, the Registrant may indemnify a present or former director or officer or a person who acts or acted at the Registrant's request as a director or officer of another corporation of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his position with the Registrant and provided that the director or officer acted honestly and in good faith with a view to the best interests of the Registrant, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the Registrant as a matter of right if he was substantially successful on the merits and fulfilled the conditions set forth above.

The Registrant is considering obtaining Director's and Officer's Liability Insurance for its directors, but it does not currently maintain Director's and Officer's Liability Insurance.

Item 7.  Exemption from Registration Claimed.

Not Applicable

Item 8.  Exhibits.

Exhibit Number      Description
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  4.1               The iQ Power Technology 1998 Stock Option Plan (incorporated
                    by   reference   to   Exhibit   6.31  to  the   Registrant's
                    registration statement on Form SB-1 (No. 333-68649)).

  4.2 Amendment No. 1 to iQ Power Technology 1998 Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Registrant's registration statement on Form S-8 (No. 333-84453)).

  4.3 Amendment No. 2 to iQ Power Technology 1998 Stock Option Plan (incorporated by reference to Exhibit 4.3 to the Registrant's registration statement on Form S-8 (No. 333-54580)).

  4.4               Amendment  No. 3 to iQ Power  Technology  1998 Stock  Option
                    Plan.

  4.5               iQ Power Technology 2001 Incentive Plan

  5.1               Opinion of Werbes Sasges & Company

 23.1               Consent of Deloitte & Touche GmbH
                    Wirtschaftsprufungsgesellschaft

 23.2               Consent of Werbes Sasges & Company (Included in Exhibit 5.1)

24.1 Power of Attorney (See page II-5 of this registration statement)


Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Unterhaching, Germany, on this 11th day of July, 2001.

                               IQ POWER TECHNOLOGY INC.


                               By: /s/ Peter E. Braun
                                   ---------------------------------------------
                                   Peter E. Braun, President and Chief
                                   Executive Officer
                                   (Principal Executive Officer and Principal
                                    Financial Officer and Accounting Officer)

                                POWER OF ATTORNEY

     Each person whose signature  appears below constitutes and appoints Gunther
C. Bauer and Russ French, or any of them, his attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

       Signature               Title                                   Date
       ---------               -----                                   ----


/s/ Peter E. Braun            President,  Chief Executive         July 11, 2001
-----------------------       Officer and Director
Peter E. Braun



/s/ Dr. Gunther C. Bauer      Vice-President, Research &          July 11, 2001
-----------------------       Development and Director
Dr. Gunther C. Bauer


/s/ Russel French             Director                            July 19, 2001
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Russel French


                              Director
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Hans Ambos


/s/ Gregory A. Sasges         Director                            July 19, 2001
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Gregory A. Sasges


                              Director
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John Lawson


/s/ Richard Marshall          Authorized U.S. Representative      July 23, 2001
-----------------------
Richard Marshall

                                  EXHIBIT INDEX

Exhibit Number      Description
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  4.1**             The iQ Power Technology 1998 Stock Option Plan (incorporated
                    by   reference   to   Exhibit   6.31  to  the   Registrant's
                    registration statement on Form SB-1 (No. 333-68649)).

  4.2** Amendment No. 1 to iQ Power Technology 1998 Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Registrant's registration statement on Form S-8 (No. 333-84453)).

  4.3** Amendment No. 2 to iQ Power Technology 1998 Stock Option Plan (incorporated by reference to Exhibit 4.3 to the Registrant's registration statement on Form S-8 (No. 333-54580)).

  4.4               Amendment  No. 3 to iQ Power  Technology  1998 Stock  Option
                    Plan.

  4.5               iQ Power Technology 2001 Incentive Plan

  5.1               Opinion of Werbes Sasges & Company

 23.1               Consent of Deloitte & Touche GmbH
                    Wirtschaftsprufungsgesellschaft

 23.2               Consent of Werbes Sasges & Company (Included in Exhibit 5.1)

 24.1               Power  of  Attorney  (See  page  II-5 of  this  registration statement)
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** Previously filed